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                                                                  EXHIBIT 3.2(g)

                                                        ------------------------
                                                        ADOPTED OCTOBER 10, 1997
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               IMPERIAL CREDIT COMMERICAL ASSET MANAGEMENT CORP.
                                    BYLAWS

                                   ARTICLE I

                                    OFFICES

     Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be located initially at 11601 Wilshire Blvd, Suite 2080, Los Angeles, California, or at such other place or places as the Board of Directors may designate.

     Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

     Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

     Section 2. ANNUAL MEETING. The Corporation shall hold an annual meeting of its shareholders to elect directors and transact any other business within its powers, either at 10:00 a.m. on the 1st day of April in each year if not a legal holiday, or at such other time on such other day as shall be set by the Board of Directors. Except as otherwise provided by the Corporation's Articles of Incorporation or statute, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

     Section 3. SPECIAL MEETINGS. The chairman of the Board of Directors, the president, the chief executive officer or the Board of Directors may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such shareholders of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting.

     Section 4.  NOTICE.  Not less than ten nor more than 60 days before each
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meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

     Section 5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

     Section 6. ORGANIZATION. At every meeting of shareholders, the chairman of the Board of Directors, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the Board of Directors, one of the following officers present shall conduct the meeting in the order stated: the chief executive officer, if there be one, the president, the vice presidents in their order of rank and seniority (and if there be two or more vice presidents of the same rank and seniority, such vice presidents in the order designated by the president), or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

     Section 7. QUORUM. Unless the Corporation's Articles of Incorporation provide otherwise, at a meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. Whether or not a quorum is present, a meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the shareholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

     Section 8. VOTING; PROXIES. Unless the Corporation's Articles of Incorporation provide otherwise, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders and majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast, at a meeting at which a quorum is present is sufficient to elect a director. In all elections

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for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A shareholder may vote the stock the shareholder owns of record either in person or by proxy. A shareholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the shareholder or the shareholder's authorized agent signing the writing or causing the shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a shareholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

     Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Corporation that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified stock in place of the shareholder who makes the certification.

     Section 10. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the

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inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 11.  NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.

     (a) ANNUAL MEETINGS OF SHAREHOLDERS. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this
Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 11(a).

     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 30th day nor earlier than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 60th day prior to such annual meeting and not later than the close of business on the later of the 30th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner

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and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

     (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 45 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (b) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who is a shareholder of record both at the time of giving of notice provided for in this Section 11(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(b). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the shareholder's notice containing the information required by paragraph (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 60th day prior to such special meeting and not later than the close of business on the later of the 30th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

     (c) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in

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accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such nomination or proposal shall be disregarded.

     (2) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

     Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Corporation's Articles of Incorporation or by these Bylaws conferred upon or reserved to the shareholders.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. At each annual meeting the shareholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualified. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the California Corporations Code (the "Code"), nor more than 7, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

     Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held not less frequently than once per calendar quarter, with one such regular meeting of the Board of Directors being held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary for that meeting.

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The Board of Directors may provide, by resolution, the time and place, either within or without the State of California, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of California, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors (if the chairman of the Board of Directors is not present at a meeting, then the chief executive officer of the Corporation shall preside at such meeting). The chairman of the Board of Directors shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their notice. The chairman of the Board of Directors shall also perform such other duties and he or she may exercise such other powers as from time to time may be delegated to him or her by the Board of Directors.

     Section 6. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The vice chairman of the Board of Directors shall perform such duties and may exercise such powers as from time to time may be delegated to him or her by the Board of Directors.

     Section 7. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means at least forty-eight (48) hours prior to the meeting. Notice by mail shall be given at least four (4) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 8. QUORUM. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum

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shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 9. VOTING. Unless applicable law, the Corporation's Articles of Incorporation or these Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors.

     Section 10. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone, electronic video screen communication or similar communications equipment if: (i) each director participating in the meeting can communicate with all of the other members concurrently, (ii) each director is provided the means of participating in all matters before the Board of Directors, including the capacity to propose, or to interpose an objection, to a specific action to be taken by the Corporation, and (iii) the Corporation adopts and implements some means of verifying both of the following: (y) a person communicating by telephone, video screen communication or similar communications equipment is a director entitled to participate in the meeting, and (z) all statements, questions, actions or votes were made by that director and not by another person not permitted to participate as a director. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 11. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board of Directors.

     Section 12. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, the shareholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the shareholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute quorum, may fill a vacancy on the Board of Directors which results from any cause. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of shareholders and until his or her successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

     Section 13. COMPENSATION. Directors shall not receive any stated salary for their services as directors, provided that directors may be reimbursed for expenses of

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attendance, if any, at each annual, regular or special meeting of the Board of
Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 14. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

     Section 15. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     Section 16. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

     Section 17. MANAGEMENT AGREEMENTS. The Board of Directors may authorize the president of the Corporation to negotiate and enter into a management agreement or agreements with Imperial Credit Commercial Mortgage Investment Corp., a Maryland corporation ("ICCMIC"), whereby the Corporation shall advise ICCMIC, be responsible for directing the day-to-day business affairs of ICCMIC and performing such other duties as may be specified therein.


                                  ARTICLE IV

                                  COMMITTEES

     Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, fill vacancies on the Board of Directors, amend or repeal these Bylaws or adopt new bylaws, amend or repeal any resolution of the Board of Directors which by its express terms is not so amendable or repealable, appoint other committees of the Board of Directors or the members thereof, issue stock other than as provided in the next sentence or approve any action which requires shareholder approval. If

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the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     Section 2. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

     Section 3. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone, electronic video screen communication or similar communications equipment if:
(i) each member participating in the meeting can communicate with all of the other members concurrently, (ii) each member is provided the means of participating in all matters before the committee Board of Directors, including the capacity to propose, or to interpose an objection, to a specific action to be taken by the committee, and (iii) the Corporation adopts and implements some means of verifying both of the following: (y) a person communicating by telephone, video screen communication or similar communications equipment is a member of the committee entitled to participate in the meeting, and (z) all statements, questions, actions or votes were made by that member and not by another person not permitted to participate as a member of the committee. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 4. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

     Section 5. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

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                                   ARTICLE V

                                   OFFICERS

     Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a chief financial officer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more senior vice presidents or vice presidents, a chief operating officer, a treasurer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be chosen by the Board of Directors and serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment, except that the chief executive officer or president may appoint one or more vice presidents, assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, chief financial officer and secretary. Appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the Board of Directors, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the officer, agent or Corporation.

     Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors.

     Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. If the chairman of the Board of Directors is not present at a meeting of the Board of Directors then the chief executive officer of the Corporation shall act as the chairman of the Board of Directors at such meeting and shall preside over such meeting.

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     Section 5.  CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 6. CHIEF FINANCIAL OFFICER. The chief financial officer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a treasurer by the Board of Directors, the chief financial officer shall be the treasurer of the Corporation.

     The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as chief financial officer and of the financial condition of the Corporation.

     If required by the Board of Directors, the chief financial officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 7. PRESIDENT. The president or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 8. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the senior vice president (or in the event there be more than one senior vice president, the senior vice presidents in the order designated at the time of their appointment or election or, in the absence of any designation, then in the order of their appointment or election, or if there be no senior vice presidents, the vice president or vice presidents in the order designated at the time of their appointment or election or, in the absence of any designation, in the order of their appointment or election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     Section 9. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

     Section 10. TREASURER. The Board of Directors may designate a treasurer. The treasurer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

     Section 12. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

                                  ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

     Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the

Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

     Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                  ARTICLE VII

                                     STOCK

     Section 1. CERTIFICATES. Each shareholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and
(b) a statement which provides in substance that the Corporation will furnish to any shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the difference in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock and any restrictions on transferability. Such request may be made to the secretary or to its transfer agent. It shall be in such form, not inconsistent with law or with the Corporation's Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the chairman of the board, the president, or a senior vice-president, and countersigned by the secretary, an assistant secretary, the treasurer, or an assistant treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

     Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of California.

     Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 60 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

     In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

     If no record date is fixed and the stock transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

     Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

     Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Corporation's Articles of Incorporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.


                                 ARTICLE VIII

                                ACCOUNTING YEAR

     The fiscal year of the Corporation shall end on December 31st of each year. The Board of Directors shall have the power from time to time to change the fiscal year.

                                  ARTICLE IX

                                 DISTRIBUTIONS

     Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors and may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Corporation's Articles of Incorporation.

     Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                               INVESTMENT POLICY

     The Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                  ARTICLE XI

                                     SEAL

     Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated in California." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                  ARTICLE XII

                    INDEMNIFICATION AND ADVANCE OF EXPENSES

     The Corporation shall indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to (A) its present and former directors, officers or employees, whether serving the Corporation or at its request any other-entity, to the full extent required or permitted by the Code, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other agent of the Corporation to such extent as shall be authorized by the Board of Directors or the Corporation's Articles of Incorporation and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. No indemnification shall be made by the Corporation unless its agent in the matter at issue was acting in good faith and in a manner such agent reasonably believed to be in the best interests of the Corporation or such other entity.

     Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days after the Corporation receives a written request therefor from the director, officer, employee or agent entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or
(b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

     The indemnification and advance of expenses provided by the Corporation's Articles of Incorporation and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of shareholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Corporation's Articles of Incorporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

     Neither the amendment nor repeal of this Article XII, nor the adoption or amendment of any other provision of these Bylaws or the Corporation's Articles of Incorporation inconsistent with this Article XII, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                 ARTICLE XIII

                               WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the Corporation's Articles of Incorporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIV

                              AMENDMENT OF BYLAWS

     These Bylaws may be repealed, altered, amended or rescinded by the affirmative vote of not less than a majority of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, except as otherwise provided in the Corporation's Articles of Incorporation and in these Bylaws, the Board of Directors may repeal, alter, amend or rescind these Bylaws by vote of a majority of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.

                           CERTIFICATE OF SECRETARY

                                      OF

               IMPERIAL CREDIT COMMERCIAL ASSET MANAGEMENT CORP.


I, the undersigned, do hereby certify:

          1. That I am the duly elected and acting Secretary of Imperial Credit Commercial Asset Management Corp.

          2. That the foregoing Bylaws constitute the Bylaws of said corporation as adopted by the Board of Directors of said corporation by Unanimous Written Consent of Directors dated September 27, 1997.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this ____ day of September, 1997.



               /s/
               -----------------------------------------